Exhibit 10.3

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement") made and entered into this 28th day of July, 2009 (the "Execution Date")

BETWEEN

Aquentium, Inc.

OF THE FIRST PART

and

Clinton Jim

OF THE SECOND PART

(Individually the "Party" and collectively the "Parties").

BACKGROUND:

A.

The Parties wish to enter into an association of mutual benefit and agree to jointly invest and set up an alternative energy joint venture company.

B.

The terms and conditions of this Agreement sets out the terms and conditions governing this association.

C.

Each Party represents and warrants that they have the right to enter into this Agreement.

IN CONSIDERATION OF and as a condition of the Parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the parties to this Agreement agree as follows:

Formation

1.

By this Agreement the Parties enter into a joint venture (the "Venture") in accordance with the laws of the State of Delaware. The rights and obligations of the Parties will be as stated in the applicable legislation of the State of Delaware (the 'Act') except as otherwise provided here.

Name

2.

The business name of the Venture will be “New American Energy Technologies”.

Purpose

The exclusive purpose of the Venture will be: Harvesting and production of algae on 475.458 acres of Indian allotment land located in Standing Rock, New Mexico.  These properties as Identified in Exhibit A consist of 475.458 acres of private land (owned free and clear title) produced from the records of the Southwest Land Title Records Office of the Bureau of Indian Affairs which reflect that Clinton Jim is the sole owner of Indian Trust Allotments parcel #730 (161.560 acres) parcel, 819# (160 acres) and parcel #260662 (153.890 acres) Standing Rock, New Mexico.

Term

1.

The Venture will begin on July 28, 2009 and will continue to be effective through July 27, 2108.

Place of Business

2.

The legal address of the business of the Venture will be located at 5188 Western Way Perris, CA 92571 or such other place as the Parties may from time to time designate.

Business Management

3.

The Venture will be directed by Aquentium who will form a management committee (the "Management Committee"). Within the limits of the Purpose of the Venture and the terms of this Agreement, the Management Committee will have full authority to bind the Parties in all matters relating to the direction, control and management of the Venture. Authority to bind the Venture in contract or in any third party business relation lies exclusively with Management Committee, or its delegate.

4.

A General Manager may be appointed where necessary or desirable. Duties of the General Manager will be determined by the Management Committee.

Capital Contributions

5.

Each of the Parties has contributed to the capital of the Venture, in cash or property , as follows (the "Capital Contribution"):

Party	Contribution Description
Clinton Jim	475.450 acres as Identified in Exhibit A
Aquentium	Capital identified in Exhibit B.

6.

Each Party will contribute its respective capital contributions fully and on time according to the following schedule:

Party	Contribution Schedule Description
Clinton Jim	Signed JVA as of July 28, 2009 whereby Clinton Jim agrees to assign 475.450 acres of land to the Joint Venture effective immediately.
Aquentium, Inc.

Will secure all the necessary funding for implementation of equipment and operations for algae farming on the 480 acres. If the project is not funded within 24 months, then the JV agreement is void. It is anticipated that operations of the plant will commence within 12 months of funding.

Duties of Parties

7.

Each Party will be responsible for its respective duties as follows:

Party	Duties Description
Clinton Jim

Has no day-to-day responsibilities in the operation, management or decision processes of the JV or Aquentium. As agreed by all parties, Clinton Jim is to be in a "Hold Harmless" position relative to the JV and Aquentium’s activities, decisions and commitments. Clinton Jim has limited liability only to the extent of assets brought to the Joint Venture. Clinton Jim shall maintain all business obligations in good standing, in such away as not to jeopardize the integrity and disposition of the subject property associated with this transaction.  Clinton Jim shall not enter into outside activities and or business arrangements, involving subject assets, which may affect the integrity of this agreement and or business relationship.

Aquentium or its designee

Full day-to-day operations responsibilities as well as business development consistent with the business plan for this alternative energy project. Aquentium shall endeavor to carry out its primary responsibility, the raising of necessary funds to complete the implementation and ongoing algae plant.

8.

Withdrawal of Assets

Upon signing this agreement, all land committed to the project must remain in the project unless funding does not occur within 24 months.

Capital Requirements

9.

It is anticipated that the 475.450 acre project will require financing of approximately 35,000,000 USD. Clinton Jim is not obligated to add any capital to the JV during the life of the project.

10.

Any advance of money to the Venture by any Party in excess of the amounts provided for in this Agreement or subsequently agreed to as an Additional Capital Contribution will be deemed a debt due from the Venture rather than an increase in Capital Contribution of the Party. This liability will be repaid with interest at such rates and times to be determined by the management committee.   Such debts will have preference or priority over any other payments to Parties.

      Capital Payment

11.

Aquentium will pay a one time fee of $15,000 USD to Clinton Jim for securing the use of the 475.450 acres for this project. No additional payment will be due to Clinton Jim, his family or any associates until the plant is fully operational.

           Annual Payment

12.

The joint venture company will pay $250,000 per year to Clinton Jim for his participation in the JV regardless of the profit or loss by the JV operation, or the market price for the commodity being produced. This payment will be paid in equal amounts each quarter.

Plant Operations

13.

Job positions will be offered to Clinton and Pat Jim, and Marshall Jack to be paid at normal labor salaries for work to be done on a daily basis for the JV.

        Fiscal Year

14.

The fiscal year will end on December 31st of each year.

Bank Accounts

15.

The funds of the Venture will be placed in such investments and banking accounts as will be designated by Aquentium. Venture funds will be held in the name of the Venture and will not be commingled with those of any other person or entity.

      Management Duties

16.

Duties and obligations of the Management Committee in relation to the Venture will include the following:

a.

Establishing policy with regard to achieving the purpose and objectives of the Venture.

b.

Managing the day to day business of the Venture.

c.

Monitoring, controlling and directing the financial, business and operational affairs of the Venture.

d.

Proper maintenance of books of account and financial records according to accepted accounting practices.

e.

Monitoring, analyzing and acting on all issues over which it would have express or implied authority according to this Agreement.

f.

All responsibilities attached to hiring of production and administration staff including any required labor negotiations. All responsibilities attached to hiring of third party contractors.

Meetings

17.

Regular management meetings will be held only as required. Minutes of the meeting will be maintained on file.

18.

Amendments

Any and all amendments must be agreed to in writing by both parties.

19.

Dissolution of the Joint Venture

The Venture will be dissolved and its assets liquidated in the event of any of the following:

a.

The Term of the Venture expires and is not extended.

b.

Agreed buyout by one party to the other.

Force Majeure

20.

Either party will be free of liability to the Venture where the party is prevented from executing their obligations under this Agreement in whole or in part due to force majeure where the party has communicated the circumstance of said event to any and all other party and taken any and all appropriate action to mitigate said event. Force Majeure will include, but not be limited to, earthquake, typhoon, flood, fire, and war or any other unforeseen and uncontrollable event.

21.

Confidentiality

22.

All matters relating to this Agreement and the Venture will be treated by the all parties as confidential and no party will disclose or allow to be disclosed any said matter or matters, directly or indirectly, to any third party without the prior written approval of all parties except where the information properly comes into the public domain, or for the purpose of securing funds necessary for the benefit of the Venture.

23.

This section will survive for 5 years after the expiration or termination of this Agreement or dissolution of the Venture.

Language

24.

This Agreement and all other notices and agreements required by the Venture will be written and interpreted exclusively in English.

Insurance

25.

The Venture will insure all its assets against loss where reasonable and standard practice in the industry.

Indemnification

26.

Each Party will be indemnified and held harmless by the Venture from any and all harm or damages of any nature relating to the parties participation in Venture affairs except where the said harm or damages results from gross negligence or willful misconduct on the part of the Party. Both Parties shall defend, indemnify and hold the other Party harmless from and against any and all claims, obligation, expenses (including attorney's fees and costs), litigation and judgments of any kind whatsoever arising from or related to any warranty, representation or individual action of one (Causing) Party which results in the other (Defending) Party to be enjoined in a legal action. The Defending Party may receive as one of its remedies assignment for the Causing Party’s interest in the JV as full or partial settlement for the costs of this Indemnification.

Liability

27.

The Party will not be liable to the Venture or to any other Party for any error in judgment or any act or failure to act where made in good faith. The Party will be liable only for any and all acts or failures to act resulting from gross negligence or willful misconduct.

Liability Insurance

28.

The Venture may acquire insurance on behalf of any Party, employee, agent or other person engaged in the business interest of the Venture against any liability asserted against them or incurred by them while acting in good faith on behalf of the Venture.

Covenant of Good Faith

29.

Each Party will use their best efforts, fairly and in good faith to facilitate the success of the Venture.

Full Disclosure

30.

It is acknowledged that each Party is a distinct business entity and may from time to time have financial and business interests outside the Venture. Each Party will fully disclose to the Venture the extent of all its financial and business interests, as it may pertain directly to this project and/or venture, prior to the formation of this Joint Venture and for the duration of the Term of the Venture.

Joint Venture Property

31.

Where allowed by statute, title to all Joint Venture property, including intellectual property, will remain in the name of the Joint Venture. Where joint ventures are not recognized by statute as separate legal entities, Joint Venture property, including intellectual property, will be held in the name of one or more Parties. In all cases Joint Venture property will be applied by the Parties exclusively for the benefit and purposes of the Joint Venture and in accordance with this Agreement.

Jurisdiction

32.

The Parties submit to the jurisdiction of the courts of the State of Delaware for the enforcement of this Agreement or any arbitration award or decision arising from this Agreement.

Assignment of Interest

33.

The rights and obligations of a Party are unique to the Joint Venture and may not be assigned without the expressed written consent of the other Party.

Mediation and Arbitration

34.

In the event a dispute arises out of or in connection with this Agreement the parties will attempt to resolve the dispute through friendly consultation.

35.

If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of Delaware. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of Delaware.

Warranties

36.

All Parties represent and warrant that they have all authority, licenses and permits to execute and perform this Agreement and their obligations under this Agreement and that the representative of each Party has been fully authorized to execute this Agreement.

37.

Each Party represents and warrants that this Agreement is not in violation of any and all agreements and constitutional documents of the individual Party.

Additional Terms

38.

Aquentium shall be responsible for 100% of the capital required to complete this algae production facility.  Aquentium will be responsible for ongoing operations of said algae production.

39.

Clinton and Pam Jim shall cooperate with Aquentium in providing general and vital information as to the status of the 480 acre property, in order to expedite the fulfillment and satisfaction of this agreement.

Definitions

For the purpose of this Agreement, the following terms are defined as follows:

a.

"Capital Contributions" The capital contribution to the Joint Venture actually made by the parties, including property, cash and any additional capital contributions made.

b.

"Operation of Law" The Operation of Law means rights or duties that are cast upon a party by the law, without any act or agreement on the part of the individual including but not limited to an assignment for the benefit of creditors, a divorce, or a bankruptcy.

Miscellaneous

40.

This Venture is termed a contractual joint venture and will not constitute a Partnership. Parties will provide services to one another on an arms' length basis while remaining independent business entities. There will be no pooling of profits and losses. Each Party is responsible only for its own actions and will not be jointly or severally liable for the actions of the other Party.

41.

Time is of the essence in this Agreement.

42.

This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures. All documents must be notarized.

43.

Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine gender include the feminine gender and vice versa. Words in the neuter gender include the masculine gender and the feminine gender and vice versa.

44.

Each term, covenant, condition, and provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law but if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

45.

This Agreement contains the entire agreement between the parties. All negotiations and understandings have been included in this Agreement. Statements or representations which may have been made by any party to this Agreement in the negotiation stages of this Agreement may in some way be inconsistent with this final written Agreement. All such statements are declared to be of no value in this Agreement. Only the written terms of this Agreement will bind the parties.

46.

This Agreement and the terms and conditions contained in this Agreement apply to and are binding upon the Parties successors, assigns, executors, administrators, beneficiaries, and representatives.

47.

Any notices or delivery required here will be deemed completed when delivered via certified mail, to the parties at the addresses contained in this Agreement or as the parties may later designate in writing.

48.

Unless expressly provided to the contrary in this Agreement, each and every one of the rights, remedies and benefits provided by this Agreement will be cumulative and will not be exclusive of any other such rights, remedies and benefits allowed by law.

49.

Tax Advice and Representation: Each Party has, and will, rely on their own tax advice and is responsible for their own independent US tax requirements. No Party has relied on the other for any tax advice and neither party shall rely on the other in the future for same. Each Party bears their own responsibility and is qualified and experienced in investments to enter into this Venture.

50.

Each Party has reviewed this agreement with legal counsel prior to signing this agreement.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this _____28th__________________day of July, 2009.

Clinton Jim /s/ Clinton Jim
Per: /s/Jonnie Noragt (Seal)
State of New Mexico County of McKinley My commission expires 9-17-2012
Aquentium, Inc.
Per: /s/Mark Taggatz

Exhibit A

Title of Land for Algae Production as described in the Bureau of Indian Affairs/Tribal Interest Report dated July 27, 2009 at 16:50:48 CST, consisting of 475.458 acres of private land (owned free and clear title) produced from the records of the Southwest Land Title Records Office of the Bureau of Indian Affairs which reflect that Clinton Jim is the sole owner of Indian Trust Allotments parcel #730 (161.560 acres) parcel, #819 (160 acres) and parcel #260662 (153.890 acres) Standing Rock, New Mexico.  Report Attached

Exhibit B

Algae Production Facility Budget for 475.450 acres in Standing Rock, New Mexico

Approximate cost: 35 million USD